UNITED STATES DISTRICT COURT
                EASTERN DISTRICT OF PENNSYLVANIA

- - - ----------------------------------)
UNITED STATES OF AMERICA,         )
ex rel.,  CHRISTOPHER PIACENTILE, )
                                  )
          Plaintiff,              )
                                  )
          V.                      )  CIVIL ACTION NO. 93-CV-5773
                                  )
ROBERT P. WOLK, ADVANCED CARE     )
ASSOCIATES, INC., ROBERT MILLER,  )
HARRIET WOLK AND ANNE MILLER      )
                                  )
          Defendants.             )
- - - ----------------------------------)

                             SETTLEMENT AGREEMENT
                             ---------------------

     This Settlement Agreement ("Agreement") is entered into between and among the United States of America, acting through the United States Attorney for the Eastern District of Pennsylvania, and the Office of the Inspector General of the United States Department of Health and Human Services ("HHS/OIG") (collectively, the "United States"), and Advanced Care Associates, Inc. ("Advanced Care"), Robert Wolk and Harriet Wolk (collectively "Wolk"), Robert Miller and Anne Miller (collectively "Miller"), (hereinafter collectively the "Defendants") and the Care Group, Inc. as guarantor set forth below ("Guarantor"), Christopher Piacentile, as the relator ("Relator"), and Piper & Marbury, L.L.P., as counsel for the Relator.







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                                   PREAMBLE
                                   --------

     WHEREAS, from 1989 through May 1994 Advanced Care contracted with the Department of Health and Human Services ("HHS") to furnish services to Medicare beneficiaries in the Medicare Part B Program as a health care provider and has submitted claims for reimbursement of durable medical equipment (including lymphedema pumps and appliances, TENS units and CPM devices) to Medicare carriers in various States, including Pennsylvania and Southern California.

     WHEREAS, from 1989 through May 1994 Robert Wolk and Robert Miller were owners of Advanced Care Associates;

     WHEREAS, during all or part of the period from 1989 through May 1994 Harriet Wolk was the office manager at Advanced Care.

     WHEREAS, during all or part of the period from 1989 through May 1994 Anne Miller was an administrative assistant employed by Advanced Care.

     WHEREAS, on November 1, 1993 the Relator filed a complaint in the United States District Court for the Eastern District of Pennsylvania on behalf of the United States, captioned United States of America, ex. rel. Christopher Piacentile V. Robert P. Wolk Advanced Care Associates, Inc., Robert Roe, Sandra Doe, and Sheri Smith, Civil Action No. 93-5773 (the "Qui Tam
Action"), alleging that the Defendants violated the civil False Claims Act 31 U.S.C. Section 3729(a);







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     WHEREAS, on May 24, 1994, the United States, pursuant to 31 U.S.C. Section
3730 (b)(4) elected to intervene in the Qui Tam Action;

     WHEREAS, the United States filed an amended complaint on September 29, 1994, captioned United States of America, ex. rel., Christopher Piacentile v. Robert Wolk, Advanced Care Associates, Inc., and Robert Miller, Civil Action No. 93-5773

     WHEREAS, the United States filed a second amended complaint in this matter, under seal on March 20, 1995, captioned United States of America ex. rel., Christopher Piacentile V. Robert P. Wolk, Advanced Care Associates, Inc., Robert Miller, Harriet Wolk and Anne Miller, Civil Action No. 93-5773 (hereinafter referred to as the "Civil Action") against Advanced Care, Wolk and Miller (collectively the "Defendants").

     WHEREAS, on November 20, 1995 pursuant to a stipulation the second amended complaint was unsealed;

     WHEREAS, the second amended complaint, attached hereto, alleged that the Defendants submitted false claims for payment in violation of the False Claims Act and common law;

     WHEREAS, in May 1994 The Care Group, Inc. purchased 100% of the stock of Advanced Care Associates, Inc., subsequent to the alleged conduct set forth in the complaint;

     WHEREAS, the Defendants specifically deny all claims made by the United States and the Relator in the complaints;

     WHEREAS, the Defendants, the United States and Relator, in order to avoid the expense and burden of further litigation,

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mutually desire to reach a final compromise and settlement of this civil action insofar as it relates to the allegations raised in the second amended complaint without trial or adjudication of any issue of fact or law and without the Settlement Agreement constituting evidence of or an admission of fact or law with respect to any issue;

     WHEREAS, the defendant Advanced Care is represented by Harvey Z. Werblowsky, Esq. of McDermott, Will and Emery, in this matter, and is entering into this Settlement Agreement after reviewing this Agreement and after consultation with counsel;

     WHEREAS, the Defendants Robert Wolk and Harriet Wolk are represented by Joel Slomsky, Esq. in this matter, and are entering into this Settlement Agreement after reviewing this Agreement and after consultation with counsel;

     WHEREAS, the Defendants Robert Miller and Anne Miller are represented by Harry Silver, Esq. of Ober, Kaler, Grimes & Shriver, in this matter, and are entering into this Settlement Agreement after reviewing this Agreement and after consultation with counsel;

     WHEREAS, the Guarantor, The Care Group is represented by Harvey Z. Werblowsky, Esq. of McDermott, Will and Emery, in this matter, and is entering into this Settlement Agreement after reviewing this Agreement and after consultation with counsel; and

     WHEREAS, the Relator, Christopher Piacentile, is represented by Robert Meister, Esq. of Piper & Marbury, L.L.P., in this matter, and is entering into this Settlement Agreement


                                      -4-






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after reviewing this Agreement and after consultation with counsel.

                             TERMS AND CONDITIONS
                             --------------------

     NOW, THEREFORE, in reliance on the representations contained herein and in consideration of the mutual promises, covenants and obligations in this Agreement, and for good and valuable consideration, receipt of which is hereby acknowledged, and with full authority to enter into this Settlement Agreement and to be bound thereby, the Parties agree as follows:

                                   PAYMENTS
                                   --------

     1. a. Advanced Care agrees to pay to the United States the sum of Three Million Three Hundred Thirty Thousand Dollars and No Cents ($3,330,000.00) (which includes $1.0 million attributable to the exercise of the "Put" by the United States as described in paragraph 2) and this sum shall constitute a debt immediately due and owing to the United States on the date of execution of this Agreement. The Relator shall receive fifteen percent (15%) of each payment described in this paragraph pursuant to 31 U.S.C. Section 3730 (d) (1). Payments shall be made by Advanced Care to the United States as follows:

        b. Five Hundred Fifty Thousand Dollars and No Cents ($550,000.00) not later than ten days after execution of this Agreement, by electronic fund transfer pursuant to instructions provided by the Office of the United States Attorney for the Eastern District of Pennsylvania. The United States will pay to the Relator his share (15%) of the payment that is

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received from Advanced Care pursuant to the terms of this subparagraph by delivering a check to the order of Piper and Marbury, L.L.P., as attorneys for Christopher Piacentile, delivered to Piper & Marbury, L.L.P., 53 Wall Street New York, New York, 1005-2899, Attention: Robert A. Meister

        c. The remaining principal balance, Two Million Seven Hundred and Eighty Thousand Dollars and No Cents ($2,780,000.00), plus interest, in eighteen (18) equal quarterly payments, the first payment due and payable ninety (90) days after the execution of this Agreement and the succeeding quarterly payments due and payable at three month intervals thereafter until all payments have been made. Interest shall accrue on the unpaid principal balance at the rate of nine percent (9%) compounded quarterly from the date of the execution of this Agreement until the outstanding balance has been paid in full. Payment of each quarterly payment in the amount of $189,532.60, which includes interest, shall be made to the United States by electronic fund transfer pursuant to instructions provided by the Office of the United States Attorney for the Eastern District of Pennsylvania. The principal and interest included in each payment is shown on Schedule 1.c. The United States shall pay to the Relator his share (15%) of the each payment received by the United States pursuant to this paragraph by delivering a check to the order of Piper and Marbury, L.L.P., as attorneys for Christopher Piacentile, delivered to Piper &



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Marbury, L.L.P., 53 Wall Street, New York, N.Y., 10005-2899, Attn: Robert
A. Meister.

        d. The United States will make appropriate notifications to the Internal Revenue Service of all amounts paid to the Relator.

        e. Advanced Care agrees to enter into a Consent Judgment in the amount described in paragraph 1. a. of this Agreement, in the form of the Consent Judgment attached hereto as Exhibit A and The Care Group agrees to enter into the Guaranty in the form attached hereto as Exhibit B. The terms of the Consent Judgment and the Guaranty are incorporated herein by reference as if fully set forth.

     2. The Care Group directs Wolk and Miller to execute on its behalf and hereby consents to the assignment of Wolk and Miller of the "Put" as defined in Paragraphs 3b and 4b of the Agreement.

     NOTWITHSTANDING, any rights and obligations which Wolk and Miller and The Care Group had with respect to each other, the U.S. Government shall exercise the "Put" upon assignment of the Assigned Stock (as hereinafter defined in paragraphs 3 and 4 of this Agreement) to it from Wolk and Miller and simultaneously with the execution of this Agreement, and require The Care Group to redeem the Assigned Stock for the price set forth in the "Put" at Three Dollars ($3.00) per share, for a total consideration of $1.0 million. The $1.0 million is payable to the United States as set forth in paragraph 1.

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     No limitations with respect to exercising the "Put" by Wolk and Miller shall be applicable to the U.S. Government.

     3. a. Wolk agrees to pay Six Hundred Thousand Dollars and no cents ($600,000). This sum shall constitute a debt immediately due and owing to the United States upon execution of the Agreement. The payment of the sum of Six Hundred Thousand Dollars and no cents ($600,000) shall be paid to the United States within three days after execution of this Agreement by electronic fund transfer pursuant to instructions provided by the Office of the United States Attorney for the Eastern District of Pennsylvania. The United States will pay to the Relator his share (15%) of the payment that is received from Robert and Harriet Wolk pursuant to the terms of this subparagraph by delivering a check to the order of Piper and Marbury, L.L.P., as attorneys for Christopher Piacentile, delivered to Piper & Marbury, L.L.P., 53 Wall Street New York, New York, 1005-2899, Attention: Robert A. Meister.

        b. Wolk, upon execution of this Agreement by him, and at the direction of and on behalf of The Care Group, as set forth in paragraph 2, shall assign over to the United States the 166,666 shares of common stock held by him in The Care Group (herein referred to as the "Assigned Stock") together with his right to require The Care Group to purchase and redeem said stock pursuant to the terms and provisions of the underlying agreements and transactions in which he received the said shares (herein referred to as the "Put"). Wolk shall execute such Stock Powers

Assigned Stock and that his interest therein have not been heretofore assigned, liened or otherwise mortgaged, uncumbered or pledged for any purpose whatsoever.

        c. The United States will make notification to the Internal Revenue Service of the payment to the Relator through a Form 1099 or other appropriate form.

     4. a. Miller agrees to pay to the United States the sum of One Hundred Thousand Dollars and no cents ($100,000.00), and this sum shall constitute a debt immediately due and owing to the United States on the date of execution of this Agreement. The Relator shall receive fifteen percent (15%) of each payment described in this paragraph (c) below, pursuant to 31 U.S.C. Section 3730 (d)(1).

        b. Miller, upon execution of this Agreement by him, and at the direction of and on behalf of The Care Group, as set forth in paragraph 2, shall assign over to the United States the 166,666 shares of common stock held by him in the Care Group (herein referred to as the "Assigned Stock") together with his right to require the Care Group to purchase and redeem said stock pursuant to the terms and provisions of the underlying agreements and transactions in which he received the said shares (herein referred to as the "Put"). Miller shall execute such Stock Powers and other and related documents as shall be required by the United States in order to effect a complete divestiture by him of all interest he has in the said Assigned Stock and transfer thereof to the United States. Miller warrants and

                                      -9-







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pursuant to the terms and provisions of the underlying agreements and transactions in which he received the said shares (herein referred to as the "Put"). Miller shall execute such Stock Powers and other and related documents as shall be required by the United States in order to effect a complete divestiture by him of all interest he has in the said Assigned Stock and to transfer such interest thereof to the United States. Miller warrants and represents to the United States that, subject to the terms and provisions of the underlying agreements and transactions in which he received the Assigned Stock, he has full and absolute title to the Assigned Stock and that his interest therein has not been heretofore assigned, liened or otherwise mortgaged, encumbered or pledged for any purpose whatsoever.

        c. Payments shall be made by Miller to the United States and the Relator, as follows:

           (1) Beginning twelve months after the execution of this Agreement Miller shall pay to the United States monthly, in thirty six monthly payments, Two Thousand Five Hundred Twenty Four Dollars and twenty eight cents ($2524.28), inclusive of interest calculated at nine percent (9%) compounded monthly from the date of the execution of this Agreement. The principal and interest included in each payment are shown in schedule 4.c(1). All payments shall be made to the United States by electronic fund transfer pursuant to instructions provided by the Office of the United States Attorney for the Eastern District of Pennsylvania. The United States will pay to the Relator his

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share (15%) of the payment that is received from Miller pursuant to the terms of this subparagraph by delivering a check to the order of Piper and Marbury, L.L.P., as attorneys for Christopher Piacentile, delivered to Piper & Marbury, L.L.P., 53 Wall Street New York, New York, 1005-2899, Attention:
Robert A. Meister.

           (2) Thirty Thousand Dollars and No Cents ($30,000.00) plus interest at nine percent (9%) compounded monthly shall be paid to the United States forty eight (48) months after the execution of the Agreement, which is the same date that the last monthly payment required by paragraph 4.c(1) is due to the United States. The total of this payment including interest is Thirty Nine Thousand Two Hundred Fifty Nine Dollars and thirty-six cents ($39,259.36). The United States will pay to the Relator his share (15%) of the payment that is received from Miller pursuant to the terms of this paragraph by check payable to the order of Piper & Marbury, L.L.P., as attorneys for Christopher Piacentile and delivered to Piper & Marbury, L.L.P., 53 Wall Street, New York, New York 10005-2899, Attention: Robert Meister.

        d. The United States will make appropriate notifications to the Internal Revenue Service of the amounts paid to the Relator.

        e. Miller agrees to enter into a Consent Judgment in the amount described in paragraph 4.a. of this Agreement plus interest, in the form of the Consent Judgment attached hereto as



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Exhibit C. The terms of the Consent Judgment are incorporated herein by reference as if fully set forth.



                                  PREPAYMENT
                                  ----------

     5. Each of any of the Defendants or The Care Group as the Guarantor may pay all or any part of the unpaid balance of the settlement amount at any time prior to the due date of that part of the unpaid balance without incurring any prepayment premium or penalty.

                     LATE PAYMENTS: DECLARATION OF DEFAULT
                     -------------------------------------

                           ACCELERATION OF PAYMENTS
                           ------------------------

     6. a. A five (5) day grace period will be allowed for late payments, however, without interest. All late payments made from day 6 through day 15 will be subject to a 6% interest payment. In the event a payment owed by any of the Defendants is not made within the fifteen day period, this may be considered an Event of Default as described herein. Interest on amounts due and owing, but not paid within the fifteen day grace period, shall accrue at the rate of eighteen percent (18%) per annum compounded daily from the date of the expiration of the fifteen day grace period until the amount outstanding is paid in full. Upon occurrence of an Event of Default, the United States shall send by certified mail, return receipt requested, a notice of said default addressed to the proper defendant at the addresses below with a copy sent to that defendants' attorney identified in this document. If Advanced Care has defaulted, the United States


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shall also send by certified mail, return receipt requested, a notice of said default addressed to The Care Group. If that defendant or The Care Group on behalf of Advanced Care cures the default within five business days after receipt of notice of Event of Default (including payment of all additional interest and late charges due), then no other action will be taken by the United States regarding that Event of Default. If the defendant or The Care Group does not cure such Event of Default within five business days after receipt of such notice, the United States may, at its option, declare the debt to be in default, and the full remaining unpaid balance (including all unpaid principal and unpaid interest due and owing as of the date of payment on unpaid principal) of the debt shall be accelerated and shall become immediately due and payable by the defendant and in the case of Advanced Care, by Advanced Care and The Care Group jointly and severally.

        b. If the due date of any of the payments required by this Settlement Agreement falls on a Saturday, Sunday or national holiday, the payment shall be due on the next business day following the due date.

                                 NOTIFICATION
                                 ------------

                             Defendants Addresses
                             --------------------

     7. a. Defendants shall be notified at the following addresses:


               Robert Wolk and Harriet Wolk
               5100 S. Convent Lane #502
               Philadelphia, PA 19114

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               Robert and Anne Miller
               320 Dundee Drive
               Blue Bell, PA 19422

               Advanced Care Associates
               c/o The Care Group
               1 Hollow Lane
               Lake Success, NY

       b. Guarantor shall be notified at the following address:

               The Care Group
               1 Hollow Lane
               Lake Success, NY

       c. The United States shall be notified at the following addresses:

               United States Attorney's Office
               615 Chestnut Street, Suite 1250
               Philadelphia, Pennsylvania 19106
               Attn:  Susan Dein Bricklin
                      Assistant United States Attorney

               U.S. Department of Justice
               Civil Division
               Commercial Litigation Branch
               P.O. Box 261
               Ben Franklin Station
               Washington, DC  20044
               Attn:  Michael F. Hertz, Esq.
                      Case No. 46-62-2010

        c. If any defendant wishes to designate a different address for notice, or a different attorney representing them in this matter, they must do so notifying the United States Attorney's Office, Eastern District of Pennsylvania, Attention: Susan Dein Bricklin, Assistant United States
Attorney, by certified mail, return receipt requested, consistent with this paragraph.


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                            EXCLUSION FROM PROGRAMS
                            -----------------------

     8. a. The United States agrees to release and refrain from instituting or maintaining any administrative claim or action seeking exclusion from the Medicare program or state health programs (as defined in 42 U.S.C. Section 1320a-7(h)) against Advanced Care (specifically excluding Wolk and Miller) and the Guarantor under 42 U.S.C. Section 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. Section 1320a-7(b) (permissive exclusion) for the conduct described in the Civil Action, except that in the event of default by Advanced Care on its obligations under this Agreement, and a failure to cure as specified in this agreement, the United States may at any time and at its option, without hearing, exclude Advanced Care from participation in the Title XVIII
(Medicare) program and all State health care programs pursuant to 42 U.S.C. Sections 320a-7a(a), and l320a-7(b) until such time as the default has been fully cured, at which time Advanced Care will be reinstated to said programs, if otherwise eligible. Nothing in the paragraph will prevent Advanced Care from challenging the fact of default. To the extent that Advanced Care has defaulted under this Settlement Agreement, it agrees not to contest such exclusion either administratively or in any state or federal court. Nothing in the agreement shall prevent the United States from excluding Advanced Care, consistent with its normal procedures and the legal rights of Advanced Care, for actions taken by Advanced Care that are not covered by this Settlement Agreement or by the complaint attached hereto.

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        b. Robert Wolk, Harriet Wolk, Robert Miller and Anne Miller each agree that, effective upon the signing of this Agreement, they shall, individually and/or jointly,

           i) be barred for life from conducting any business involving claims to or payment from the Medicare, Medicaid, and all other State health care programs, and

           ii) not associate with, do any business with, or participate in the Medicare and Medicaid programs in any way, directly or indirectly, including on a consulting basis, except as specified below. The above conditions are deemed to be exclusions and the exclusion shall be effectuated in accordance with the provisions contained in 42 U.S.C. Section l320a-7(d) & (e). Notice and effect of the exclusion will be provided in accordance with 42 U.S.C. Section 1320a-7(d) &(e) and regulations at 42 C.F.R. 1001.2004-.2006. If Robert Wolk, Harriet Wolk, Robert Miller, Anne Miller submit claims or cause to be submitted claims in violation of the conditions contained in Paragraphs
8(b)(i) and (ii) of this Settlement Agreement, except for claims submitted for medical care or equipment for themselves or their beneficiaries, which they are entitled to receive when they or their beneficiaries personally become eligible to receive benefits under the Medicare program, they may be subject to criminal prosecution, as well as a civil monetary penalty under the authority contained in 42 U.S.C. Section 1320(a)-7(a).





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     C. Robert Wolk, Harriet Wolk, Robert Miller and Anne Miller each agree not to contest these exclusions either administratively or in any State or Federal court.

                          OFFSET RIGHTS UPON DEFAULT
                          --------------------------

     9. In the event of default under this Agreement by Advanced Care the United States may satisfy any part of the remaining unpaid balance (principal and interest) by offset of monies payable to Advanced Care Associates, Inc., or The Care Group by any Department, Agency or agent of the United States, pursuant to 42 U.S.C. Sections 1320a - 7a(f), or any other statute or law.

                                   SECURITY
                                   --------

     10. a. As security for payment of its obligations, The Care Group, and all of its subsidiaries, will grant the United States a second lien on all personal property, including all accounts receivable and equipment, now owned or hereinafter acquired by The Care Group or any of its subsidiaries.

     The Care Group warrants that it has marketable title to the property identified herein, subject only to recorded encumbrances. The Care Group represents that the accounts receivable of The Care Group have a net book value as of December 31, 1995 of not less that $14,927,000.00, which is set forth in the audited financial statements as of December 31, 1995. The Care Group represents that the property and equipment of The Care Group have a net book value as of December 31, 1995 of not less than $3,543,000.00, which is set forth in the audited financial

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statements as of December 31, 1995. The Care Group will grant the United
States these respective security interests by executing and delivering to the United States a Security Agreement and appropriate Uniform Commercial Code documents attached to this Settlement Agreement as Exhibits D-1 and D-2, and any other documents necessary to evidence the security interests identified in 9a(1) above, within five (5) business days following the full execution by all Parties of this Settlement Agreement. In addition, The Care Group will furnish to the United States an Inter-Creditor Agreement with Chase Bank in connection with the security identified above in subparagraphs 2 and 3, attached hereto as Exhibit E. Should any of the above documents subsequently be deemed not legally sufficient by the United States to perfect the security interests of the United States The Care Group agrees to cooperate with the United States in executing all necessary documents determined by the United States to be legally sufficient. The United States reserves the right to seek specific performance from The Care Group. The Care Group also agrees to perform all acts reasonably requested by the United States to perfect its security interest. Failure to perform such acts will be deemed an Event of Default.

        b. As security for payment of their obligations, Robert Miller and Anne Miller will grant the United States:

           (1) A mortgage on the property located at 320 Dundee Drive, Blue Bell, Pa. 19422 (the "residential property"). This mortgage shall be subordinate to an existing

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first mortgage in favor of PHHS Mortgage Co. having an outstanding principal balance as of September 30, 1995 not greater than $291,238.00, and an existing $50,000.00 line of credit from Premier Bank. The appraised valuation of the residential property was $326,000.00 on August 31, 1994.

           (2) A mortgage on the property located at R.D. 8, Box 74, Swedesboro, N.J., 08085 (the "business property"). This mortgage shall be subordinate to a first mortgage in favor of Premiere Bank having an outstanding principal balance as of the date hereof September 30, 1995 not greater than $196,500.00, and an existing second mortgage in favor or Robert Gawley and Joseph DeSantis having an outstanding balance as of September 30, 1995 not greater than $150,448.00 In addition, a lien on all accounts receivable, fixtures and
equipment of Miller's South Auction, Inc. (hereinafter "business").   Miller
warrants that they have marketable title to the property identified herein, subject only to recorded encumbrances. The appraised valuation of the business was $600,000.00 on September 21, 1994.

     Defendants Miller will grant the United States these mortgages and liens by delivering to the United States the mortgages attached to this Settlement Agreement as Exhibits F and G, and a Security Agreement and appropriate Uniform Commercial Code Documents attached as exhibits H & I) within five (5) business days following the full execution by all Parties of this Settlement Agreement. Should these mortgages security agreements


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and UCC documents subsequently be deemed not legally sufficient by the
United States to perfect the mortgage, Miller agrees to cooperate with the United States in executing all necessary documents determined by the United States to be legally sufficient, or the United States may declare the Settlement Agreement to be in default. Miller also agrees to perform all acts reasonably requested by the United States to perfect its security interest, or the United States may declare this Settlement Agreement to be in default. Failure to perform such acts will be deemed an Event of Default.

                                    RELEASE
                                    -------

     11. This Agreement does not release any of the Defendants from liability with respect to any claims that the United States may have under the Internal Revenue Code, Title 26 of the United States Code, nor does anything in this Agreement constitute an agreement by the United States concerning the characterization of the amounts paid hereunder for purposes of any proceeding under Title 26 of the United States Code, nor does it release any of the Defendants from liability for the delivery of deficient and defective products or for any express or implied warranties.

     12. Each of the Defendants waives all rights to any Medicare payments, or amounts payable through any other government program, for any of the equipment or services alleged in the second amended complaint attached hereto, the claims for which are deemed by the United States to be in violation of Title

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XVIII of the Social Security Act. None of the Defendants may seek payment from the government for said equipment or services which could have been paid at a reduced reimbursement rate, had Advanced Care properly billed the government for such claims initially.

     13. The Relator hereby waives, releases and discharges the United States, and any current or former officers, employees or agents of the United States from any civil or administrative claims, including claims under the False Claims Act, 31 U.S.C. Section 3729, et seq., and for any costs or attorney's fees which the Relator may have, which claims arise out of, or are related to, the subject matter of the Relator's complaint in the qui tam litigation and any other circumstances and events concerning Advanced Care or any current or former officer, employee, or shareholder thereof. Excluded from this provision are any claims based upon such obligations as are created by this Settlement Agreement.

     14. Simultaneously, upon presentation of a release from Piper and Marbury, L.L.P., in favor of Advanced Care Associates and The Care Group, Inc., Advanced Care agrees to pay Relator's attorney's fees in the amount of $25,000 upon execution of this Agreement by check payable to the order of Piper & Marbury L.L.P., as attorneys for Christopher Piacentile, and delivered to Piper & Marbury L.L.P., 53 Wall Street, New York, New York 10005-2899,
Attention: Robert Meister.



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     15. a. The United States releases Advanced Care, its parents, subsidiaries, affiliates and divisions, current and each of their former directors, officers, employees and agents, and Wolk and Miller, and the successors, assigns and heirs of each of the foregoing, from any administrative and/or monetary claim the United States has or may have under the False Claims Act, 31 U.S.C. Section 3729 et sea., the Program Fraud Civil Remedies Act, 31 U.S.C. Sections 3801-3812, the Civil Monetary Penalties Law, 42 U.S.C. Sections 1320a-7a and the common law for the acts alleged in the Second Amended Complaint.

         b. Advanced Care, The Care Group, Miller and the United States are voluntarily entering into a Consent Judgment with regard to the civil claims set forth in the Second Amended Complaint.

         c. The parties recognize that the claims asserted by the United States and the Relator are disputed by the Defendants. The parties acknowledge this Settlement Agreement and any payments made by the Defendants pursuant to this Settlement Agreement shall not be construed as an admission of liability or guilt with respect to any issue. It is hereby agreed that this Settlement Agreement shall not be admissible in a court of law as evidence of any admission of law or fact, except, if necessary, to enforce the terms of the Settlement Agreement.

                       NONDISCHARGEABILITY IN BANKRUPTCY
                       ---------------------------------

     16. It is recognized that, for purposes of the Bankruptcy Act, 11 U.S.C.
Section 501, et seq., the amounts due
are not dischargeable, and Advanced Care, Robert Wolk, Harriet Wolk,
Robert Miller and Anne Miller each agrees that they will not raise, argue or otherwise claim in any bankruptcy proceeding that the debt described in this Settlement Agreement is dischargeable. References: 11 U.S.C. Section 523(a)(2) (assessment); 11 U.S.C. Section 523(a)(7) (penalty)

                       ADMINISTRATIVE CLAIMS, EXCLUSION
                       --------------------------------

     17. a. Except as set forth in Paragraph 8 the United States agrees to release and refrain from instituting or maintaining any administrative claim or action seeking exclusion from the Medicare program or state health programs (as defined in 42 U.S.C. Section l320a-7(h)) against Advanced Care under 42 U.S.C. Section l320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. Section l320a-7(b) (permissive exclusion) for the conduct described in the Preamble to this Settlement Agreement or in the Civil Action. This subparagraph does not apply to Robert Wolk, Harriet Wolk, Robert Miller and/or Anne Miller.

         b. Robert Wolk, Harriet Wolk, Robert Miller and Anne Miller each agree that they shall be barred for life from conducting any business involving claims to or payment from the Medicare program, as described in paragraph 8.b. above, except for claims submitted for medical care or equipment for themselves or their beneficiaries, which they are entitled to receive when they or their beneficiaries personally become eligible to receive benefits under the Medicare program.

                              WAIVER OF DEFENSES
                              ------------------

     18. Each of the Defendants agrees that it will waive and will not assert any defense which may be based in whole or part on the Double Jeopardy Clause of the Constitution or the holding or principles set forth in United States v. Halper, 490 U.S. 435 (1989).

                               UNALLOWABLE COSTS
                               -----------------

     19. It is agreed that all costs (as defined in the Federal Acquisition Regulations 31.205.47 and in Titles XVIII and XIX of the Social Security Act,
42 U.S.C. Sections 1395 et seq. and Sections 1396 et seq. and the regulations promulgated thereunder), expenses and attorney's fees incurred by or on behalf of any of the Defendants and the Guarantor in connection with (1) the matters covered by this Agreement; 2) the Government's audit and investigation of the matters covered by this Agreement; (3) any Defendants' or Guarantor's (including any subsidiaries') investigation, defense, and corrective actions, including those compliance actions identified herein; (4) the negotiations and performance of this Agreement; and (5) the payments made to the United States provided for in this Agreement, shall be unallowable costs for Government accounting and reimbursement purposes. These amounts shall be separately accounted for by The Care Group and its subsidiaries, and will not be charged to any federal Government contract or program.

                              COMPLIANCE PROGRAM
                              ------------------

     20. Except as provided in subparagraph (e) of this paragraph, for a period of three years after the execution of this Settlement Agreement, which date shall be determined as the latest date of signature of the Settlement Agreement ("Time Period"), Advanced Care Associates, Inc. and The Care Group agree to pursue the following course of action to promote full and accurate compliance with all published Medicare and Medicaid regulations and published program requirements by Advanced Care Associates, Inc. and The Care Group or any organization controlled by them who (1) furnish items or services billed to Medicare or Medicaid by Advanced Care Associates, Inc., or The Care Group or (2) prepare or submit new claims to Medicare or Medicaid in the name of Advanced Care Associates or The Care Group, or in an organization controlled by either:

         a. With 30 days of the execution of the Settlement Agreement retain an independent review organization, such as a law firm or an accounting firm, to review on an annual basis the Medicare and Medicaid billing practices of Advanced Care Associates, Inc., and The Care Group, and to the extent that deficiencies in accuracy or internal controls relating to billings are identified, shall advise the retaining company and its officers/personnel/staff on methods to improve billing procedures;

         b. To provide HHS/OIG with a copy of any report or the findings of the independent review organization within 30 days of its receipt and a second report indicating the companies' corrections of any deficiencies with respect to Medicare and Medicaid billings 30 days after receipt of the original report;

         c. Implement written policies and distribute said policies to all employees within 90 days of the effective date of the Settlement Agreement, including employees involved in preparing or submitting Medicare and Medicaid bills, advising employees of Advanced Care Associates, Inc., and The Care Group of the companies' commitment to accurate billing consistent with published Medicare and published Medicaid regulations and procedures;

         d. Provide at least three hours of training each year to managers and employees involved in the submission of claims to the Medicare and Medicaid programs and annually certify to the HHS/OIG that such training has been provided. Such training shall include:

            (1) the proper billing standards and procedures for the submission of accurate claims/bills for services and items to the Medicare and Medicaid programs;

            (2) the personal obligation of each manager and employee to insure that billings and submission of claims to the Medicare and Medicaid programs are accurate; and

            (3) the legal sanctions for improper billings to the Medicare and Medicaid programs; and

         e. If, during the Time Period either Advanced Care Associates, or The Care Group cease to submit/cause to be submitted new claims to the Medicare and Medicaid programs, the compliance provisions referenced above shall no longer apply to that entity.


                        EFFECTIVE AND BINDING AGREEMENT
                        -------------------------------

     21. This Agreement shall be binding upon the parties, their successors, assigns, and heirs.

     22. This Agreement shall become final and binding only upon signing by each respective party hereto.

     23. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

     24. This Agreement is effective on June 5, l996.

     25. This Settlement Agreement and the attached documents (Exhibits A through I) represents the entire agreement between and among the United States, The Care Group, on behalf of Advanced Care, Robert Wolk, Harriet Wolk, Robert Miller, Anne Miller and the Relator, except that the Relator has executed an additional release which is not part of this Agreement. Except with respect to the payments required by paragraphs 1 and 4 any subsequent modification to this Settlement Agreement must be in writing and must be signed and executed by the parties to this Agreement. With respect to paragraphs 1 and 4 the modification shall be signed by the parties affected by such modification.

     26. Each of the signatories to this Agreement represents that it has the full power and authority (without further approvals or consents) to enter into this Agreement and perform the obligations set forth herein.

validity or enforceability of the remaining provisions of this Agreement.


                           RETENTION OF JURISDICTION
                           -------------------------

     28. The Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of this Settlement Agreement.

     29. Other than as provided in paragraph 28 this case shall be dismissed by the Court.


THE UNITED STATES OF AMERICA

By:  /S/ LEWIS MORRIS                       Dated: 5/22/96
     ----------------------------                  -------
     LEWIS MORRIS
     Assistant Inspector General
       for Litigation Coordination
     U.S. Dept. of Health and Human
       Services


By:  /S/ MARLENE F. GIBBONS                 Dated: 6/5/96
     ----------------------------                  ------
     MARLENE F. GIBBONS
     Trial Attorney
     Department of Justice
     Civil Division
     Commercial Litigation Branch
     Washington, D.C.


By:  /S/ MICHAEL R. STILES                  Dated: 6/19/96
     ----------------------------                  -------
         MICHAEL R. STILES
     Acting United States Attorney
     United States Attorney's Office



By:  /S/ SUSAN DEIN BRICKLIN                Dated: 6/5/96
     ----------------------------                  ------
     SUSAN DEIN BRICKLIN
     Assistant United States Attorney
     Senior Litigation Counsel
     United States Attorney's Office

ADVANCED CARE ASSOCIATES, INC.

By: /S/ ANN MITTASCH                        Dated: 6/5/96
    -----------------------------                  ------
    ANN MITTASCH
    President





          THE CARE GROUP, Inc., as to the paragraphs applicable to it, or its subsidiaries, in this Agreement.



By: /S/ ANN MITTASCH                        Dated: 6/5/96
    -----------------------------                  -------
    ANN MITTASCH
    President

    CHRISTOPHER PIACENTILE

    /S/ CHRISTOPHER PIACENTILE                 Dated: June 5, 1996
    --------------------------                         ------------


By: /S/                                        Dated: June 5, 1996
    --------------------------                        ------------
    Attorney


    PIPER & MARBURY, L.L.P.

By: /S/                                        Dated: June 5, 1996
    --------------------------                        ------------
    Partner

     ROBERT WOLK

     /S/ ROBERT WOLK                           Dated: 6/10/96
     -------------------------                        -------


     HARRIET WOLK

     /S/ HARRIET WOLK                          Dated: 6/10/96
     -------------------------                        -------

     ROBERT MILLER

     /S/ ROBERT MILLER                         Dated: 6/5/96
     -------------------------                        ------


     ANNE MILLER, Individually and on behalf of Miller's
     South Auction, Inc.

     /S/ ANNE MILLER                           Dated: 6/5/96
     -------------------------                        ------

                               SCHEDULE 4.C.(1)

 PAYMENT
    NO.     DUE DATE     PAYMENT     PRINCIPAL    INTEREST     BALANCE
- - - ---------  ----------  -----------  -----------  ----------  -----------
           5-Jun-97                                            79,380.69
       1   5-Jun-97       2,524.28     1,928.92      595.36    77,451.77
       2   6-Jul-97       2,524.28     1,943.39      580.89    75,508.38
       3   5-Aug-97       2,524.28     1,957.97      566.31    73,660.41
       4   5-Sep-97       2,524.28     1,972.65      551.63    71,577.76
       5   6-Oct-97       2,524.28     1,987.45      536.83    69,590.31
       6   5-Nov-97       2,524.28     2,002.35      521.93    67,587.96
       7   5-Dec-97       2,524.28     2,017.37      506.91    65,570.59
       8   5-Jan-98       2,524.28     2,032.50      491.78    63,538.09
       9   5-Feb-98       2,524.28     2,047.74      476.54    61,490.35
      10   5-Mar-98       2,524.28     2,063.10      461.18    59,427.26
      11   5-Apr-98       2,524.28     2,078.58      445.70    57,348.67
      12   5-May-98       2,524.28     2,094.16      430.12    55,254.51
      13   5-Jun-98       2,524.28     2,109.87      414.41    53,144.64
      14   5-Jul-98       2,524.28     2,125.70      398.58    51,018.94
      15   5-Aug-98       2,524.28     2,141.64      382.64    48,877.30
      16   6-Sep-98       2,524.28     2,157.70      366.58    46,719.60
      17   5-Oct-98       2,524.28     2,173.88      350.40    44,545.72
      18   5-Nov-98       2,524.28     2,190.19      334.09    42,355.53
      19   5-Dec-98       2,524.28     2,206.61      317.67    40,148.92
      20   5-Jan-99       2,524.28     2,223.16      301.12    37,925.76
      21   5-Feb-99       2,524.28     2,239.84      284.44    35,685.92
      22   5-Mar-99       2,524.28     2,256.64      267.64    33,429.28
      23   5-Apr-99       2,524.28     2,273.56      250.72    31,155.72
      24   5-May-99       2,524.28     2,290.61      233.67    28,865.11
      25   5-Jun-99       2,524.28     2,307.79      216.49    26,557.32
      26   6-Jul-99       2,524.28     2,325.10      199.18    24,232.22
      27   5-Aug-99       2,524.28     2,342.54      181.74    21,889.68
      28   5-Sep-99       2,524.28     2,360.11      164.17    19,529.57
      29   5-Oct-99       2,524.28     2,377.81      146.47    17,151.76
      30   5-Nov-99       2,524.28     2,395.64      128.64    14,756.12
      31   5-Dec-99       2,524.28     2,413.61      110.67    12,342.51
      32   5-Jan-00       2,524.28     2,431.71       92.57     9,910.80
      33   5-Feb-00       2,524.28     2,449.95       74.33     7,460.85
      34   6-Mar-00       2,524.28     2,468.32       55.96     4,992.53
      35   5-Apr-00       2,524.28     2,486.84       37.44     2,805.69
      36   5-May-00       2,524.48     2,505.69       18.79         0.00

  Totals                 90,874.28    79,380.69   11,493.59

                                 SCHEDULE 1.C

 PAYMENT
    NO.      DUE DATE      PAYMENT        PRINCIPAL       INTEREST       BALANCE
- - - ---------  ----------  --------------  --------------   -----------  --------------
           5-Jun-96                                                    2,780,000.00
       1   4-Sep-96        189,532.60      126,982.60     62,550.00    2,653,017.40
       2   4-Dec-96        189,532.60      129,839.71     59,692.89    2,523,177.69
       3   4-Mar-97        189,532.60      132,761.10     56,711.50    2,390,416.59
       4   4-Jun-97        189,532.60      136,748.23     63,784.37    2,254,668.36
       5   4-Sep-97        189,532.60      138,802.56     50,730.04    2,115,865.80
       6   4-Dec-97        189,532.60      141,925.62     47,606.98    1,973,940.18
       7   4-Mar-98        189,532.60      145,118.95     44,413.65    1,828,821.23
       8   4-Jun-98        189,532.60      148,384.12     41,148.48    1,680,437.11
       9   4-Sep-98        189,532.60      151,722.77     37,809.83    1,628,714.34
      10   4-Dec-98        189,532.60      155,136.53     34,396.07    1,373,677.81
      11   4-Mar-99        189,532.60      158,627.10     30,905.50    1,214,950.71
      12   4-Jun-99        189,532.60      162,196.21     27,336.39    1,052,754.50
      13   4-Sep-99        189,532.60      165,845.62     23,686.98      886,908.88
      14   4-Dec-99        189,532.60      169,577.16     19,966.45      717,331.73
      15   4-Mar-00        189,532.60      173,392.64     16,139.96      543,939.09
      16   4-Jun-00        189,532.60      177,293.97     12,238.63      366,645.12
      17   4-Sep-00        189,532.60      181,283.08      8,249.52      185,362.04
      18   4-Dec-00        189,532.69      185,362.04      4,170.65            0.00

  Totals                 3,411,586.89    2,780,000.00    631,586.89